Exhibit 99.1

FOR IMMEDIATE RELEASE

DECEMBER 7, 2015

Contact:	Jill McMillan, Vice President of Communications & Investor Relations
Phone: 214-721-9271
Jill.McMillan@enlink.com

ENLINK MIDSTREAM AGREES TO ACQUIRE TALL OAK MIDSTREAM

Devon Energy to Simultaneously Acquire Tall Oak’s Largest Producer Customer, Felix Energy

Highlights Strong Sponsorship and Alignment Between EnLink and Devon

DALLAS, December 7, 2015 — The EnLink Midstream companies, EnLink Midstream Partners, LP (NYSE: ENLK) (the “Partnership”) and EnLink Midstream, LLC (NYSE: ENLC) (the “General Partner”) (together “EnLink”), today announced that a subsidiary of the Partnership and the General Partner signed definitive agreements to acquire subsidiaries of Tall Oak Midstream, LLC for $1.55 billion, subject to certain adjustments. The purchase price will be paid in installments, with the first installment of $1.05 billion paid at closing and the final installment of $500 million paid no later than the first anniversary of the closing date with the option to defer $250 million of the final installment up to 24 months following the closing date. The Tall Oak assets serve gathering and processing needs in the growing STACK and Central Northern Oklahoma Woodford (“CNOW”) plays in Oklahoma and are supported by long-term, fixed-fee contracts with acreage dedications that have a remaining weighted-average term of approximately 15 years.

A subsidiary of Devon Energy Corp. (NYSE: DVN) also announced that it signed a definitive agreement to acquire Felix Energy, LLC (“Felix”) for $1.9 billion, subject to certain adjustments. The Felix acreage is dedicated to the Tall Oak system, making it the largest customer of this system. The acquisition of Felix will enhance Devon’s size and scale in the STACK play by adding approximately 80,000 net surface acres immediately north and northeast of its legacy STACK/Cana position.

“This unique and highly attractive transaction underscores the strength and synergies of EnLink’s partnership with Devon, demonstrating the value creation our relationship brings,” said Barry E. Davis, EnLink President and Chief Executive Officer. “The acquisition is consistent with our growth strategy and will provide EnLink with an expanded position in one of the best plays in the nation, the liquids-rich STACK play, as well as expand our Oklahoma footprint and diversify our customer base. These assets represent attractive gathering and processing opportunities that are anchored by long-term, fee-based contracts that provide stable cash flows.”

Davis continued, “We remain committed to providing long-term value to our unitholders by growing our business prudently and profitably. The acquisition financing terms are consistent with EnLink’s goal of maintaining an investment-grade profile, as well as ample liquidity and flexibility to continue executing our growth strategy.”

“We are excited about the addition of the oil-focused acreage Devon is acquiring to further expand our STACK position and pleased with EnLink’s acquisition of the associated midstream business,” said Dave Hager, Devon President and Chief Executive Officer. “The oil rich nature of this expanded STACK position gives Devon a significant inventory of development opportunities and aligns well with EnLink’s growth strategy. Working together, Devon and EnLink were able to execute on these two strong acquisitions at the same time.”

“We are proud of the business we’ve built at Tall Oak, and we’re grateful to see its success continue in the hands of a company like EnLink,” said Ryan D. Lewellyn, Tall Oak’s President and Chief Executive Officer. “We chose EnLink because it has a proven track record and will take great care of our customers. We look forward to contributing to their exciting growth opportunities.”

Strategic Benefits of the Transaction

The Tall Oak acquisition is expected to provide significant strategic benefits to EnLink, including:

•                  Growth Alignment with Devon. EnLink’s agreement to acquire the Tall Oak systems and Devon’s agreement to acquire Felix Energy highlights the strong sponsorship and strategic alignment of EnLink and Devon on growth opportunities in the STACK play. This supports EnLink’s ability to continue executing on its growth strategy. Felix’s prominent position in the region includes 210,000 net effective acres primarily in Blaine, Canadian and Kingfisher counties located immediately north and northeast of Devon’s legacy Cana-Woodford position.

•                  Enhanced Financial Strength. The financing terms of the transaction are expected to allow the Partnership to maintain its investment-grade credit rating and strong balance sheet.  The transaction is expected to be accretive to EnLink’s distributable cash flow and allow EnLink to continue growing distributions. EnLink expects the Tall Oak purchase price, combined with near-term capital expenditures, will be approximately 7.5 to 8 times projected consolidated adjusted EBITDA of the Tall Oak assets by 2018. EnLink intends to provide updated earnings and distribution guidance on its fourth quarter and year-end 2015 conference call to be held in February 2016.

•                  Top-Tier Assets in STACK and CNOW. Tall Oak’s assets are located in the cores of the STACK and CNOW plays, and serve as an excellent complement to EnLink’s existing position in the Cana-Woodford. The STACK is one of North America’s premier resource plays and includes two main stacked formations, the Meramec and the Woodford Shale. Producers, including Devon, expect to place multiple horizontal wellbores in each section to fully develop both formations. Economics in the STACK play are among the most favorable of all producing regions in the United States with low break-even commodity prices for producers. The CNOW is an emerging play that includes two shallow stacked producing formations leading to low-cost wells reported at less than $2 million per well. The combined Tall Oak and EnLink assets effectively link the STACK, Cana-Woodford and CNOW plays and creates a franchise position for EnLink in Oklahoma.

•                  Expanded Growth Platform. EnLink has the opportunity to build out the Tall Oak systems by connecting its existing Cana assets to the Tall Oak assets, which would create a super-system in the heart of the STACK play. Longer term plans include the potential for connecting EnLink’s Oklahoma assets to EnLink’s North Texas assets through a multi-phase pipeline development called the Oklahoma Express project. Tall Oak also holds crude oil dedications from major customers on its gas gathering and processing system including Felix. EnLink expects to work closely with Devon and other STACK customers to develop a mutually-beneficial crude oil gathering system.

•                  Focused Producer Customers. The Tall Oak acquisition will also further diversify EnLink’s producer relationships through contracts with key producers, which include Felix Energy, PayRock Energy, American Energy-Woodford and other major customers in the region. The majority of these customers are focused on development of the acreage underlying the Tall Oak systems.

•                  Long-Term, Fee-Based Contracts to Support Growth. Consistent with EnLink’s business model, Tall Oak’s key contracts are primarily fee-based with substantial acreage dedications and have a remaining weighted-average term of approximately 15 years. Devon will provide EnLink with five-year minimum volume commitments for gathering and processing of the dedicated Felix acreage.

Asset Overview

Tall Oak’s assets are strategically located in the core areas of the STACK and CNOW plays. The assets include two gathering and processing systems and will include a rich gas pipeline currently under construction that will connect the two systems.

•                  The Chisholm Plant, which serves the STACK play, is a cryogenic gas processing plant with a current capacity of 100 million cubic feet of gas per day (MMcf/d). The facility is currently being expanded by an additional 200 MMcf/d, which is expected to be completed in the third quarter of 2016. Depending on future volume requirements, the Chisholm Plant could be expanded by an additional 400 MMcf/d for a total processing capacity of 700 MMcf/d. The plant is connected to a 200-mile, low and high-pressure gathering system with compression facilities. Additional gathering pipelines and compression facilities are currently under construction.

•                  The Battle Ridge Plant, which provides EnLink with an entrance into the CNOW play, is a cryogenic gas processing plant with a current capacity of 75 MMcf/d. The plant is connected to a 175-mile, low and high-pressure gathering system with compression facilities. Additional gathering pipelines and compression facilities are currently under construction.

•                  A 42-mile, 16-inch high-pressure header pipeline, with a total capacity of 150 MMcf/d is under construction to connect Tall Oak’s Chisolm Plant and Battle Ridge systems. The pipeline, expected to be in service by year-end 2015, will provide customers with additional operational flexibility and access to premium residue markets.

Transaction Detail

Under the terms of the definitive agreements, the Partnership and the General Partner will jointly acquire subsidiaries of Tall Oak Midstream, LLC for $1.55 billion. Approximately 84 percent of the combined acquisition will be acquired by the Partnership and the remainder will be acquired by the General Partner. The purchase price will be paid in installments, with the first installment of $1.05 billion paid at closing and the final installment of $500 million paid no later than the first anniversary of the closing date with the option to defer $250 million of the final installment up to 24 months following the closing date. The Partnership plans to fund the first installment through its issuance of $750 million aggregate amount of convertible preferred units to TPG, a leading global private investment firm and funds managed by the Merchant Banking Division of Goldman Sachs and via the Partnership’s revolving credit facility in an amount equal to $50 million. The General Partner plans to issue $250 million of ENLC common units directly to the sellers at closing. The Partnership plans to fund the second installment with proceeds from the monetization of non-core assets, preferred equity issuances or other equity issuances. EnLink expects this financing structure will enable it to maintain its investment-grade credit profile.

In connection with the equity issuance, the size of the Board of Directors of the Partnership’s general partner will expand from nine to eleven members and each of Devon and TPG will have the right to appoint one new member.

“TPG is pleased to make a significant investment in EnLink to help facilitate this transformative transaction,” said TPG Partner Christopher Ortega. “The Tall Oak acquisition further solidifies EnLink’s position as a leading infrastructure provider in the high-growth STACK play. The Partnership’s attractive asset base, top-tier balance sheet and strategic partnership with Devon, collectively make it an exciting investment opportunity. We look forward to partnering with the EnLink team to continue to accelerate the Partnership’s strategy and capitalize on growth opportunities in the future.”

The transaction, which is expected to be completed in the first quarter of 2016, is subject to the satisfaction of customary closing conditions, including applicable regulatory approvals, as well as the completion of Devon’s acquisition of Felix, which is expected to occur concurrently with the Tall Oak closing.

Advisors

Jefferies LLC is acting as EnLink’s primary financial and technical advisor on the Tall Oak transaction. Morgan Stanley & Co. LLC is also acting as financial advisor and was the primary advisor for the financing transactions. Evercore is acting as financial advisor to the Partnership’s Conflicts Committee.

Conference Call and Webcast

EnLink will hold a conference call and webcast to discuss the transaction on Monday, December 7 at 8 a.m. Central time (9 a.m. Eastern time). The dial-in number for the call is 1-855-656-0924. Callers outside the United States should dial 1-412-542-4172.  Participants can also preregister for the conference call by navigating to http://dpregister.com/10077096 where they will receive their dial-in information upon completion of their preregistration.Webcast materials will be accessible on the Investors page of EnLink Midstream’s website at www.EnLink.com. Interested parties can also access an archived replay of the call and the investor presentation on the Investors page of EnLink Midstream’s website at www.enlink.com.

Separately, Devon will hold a conference call and webcast to discuss the transaction on Monday, December 7 at 7:00 a.m. Central time (8:00 a.m. Eastern time).

About the EnLink Midstream Companies

EnLink Midstream is a leading, integrated midstream company with a diverse geographic footprint and a strong financial foundation, delivering tailored customer solutions for sustainable growth. EnLink Midstream is publicly traded through two entities: EnLink Midstream, LLC (NYSE: ENLC), the publicly traded general partner entity, and EnLink Midstream Partners, LP (NYSE: ENLK), the master limited partnership.

EnLink Midstream’s assets are located in many of North America’s premier oil and gas regions, including the Barnett Shale, Permian Basin, Cana-Woodford Shale, Arkoma-Woodford Shale, Eagle Ford Shale, Haynesville Shale, Gulf Coast region, Utica Shale and Marcellus Shale. Based in Dallas, Texas, EnLink Midstream’s assets include over 9,200 miles of gathering and transportation pipelines, 17 processing plants with 3.6 billion cubic feet per day of processing capacity, seven fractionators with 280,000 barrels per day of fractionation capacity, as well as barge and rail terminals, product storage facilities, purchase and marketing capabilities, brine disposal wells, an extensive crude oil trucking fleet and equity investments in certain private midstream companies. Additional information about the EnLink Midstream companies can be found at www.EnLink.com.

Non-GAAP Financial Information

The script and presentation accompanying this press release on EnLink Midstream’s website contain non-generally accepted accounting principle financial measures that we refer to as adjusted EBITDA and distributable cash flow. We define adjusted EBITDA as net income from continuing operations plus interest expense, provision for income taxes, depreciation and amortization expense, impairments, unit-based compensation, (gain) loss on noncash derivatives, transaction costs, distribution of equity investment and non-controlling interest and income (loss) on equity investment. We define distributable cash flow as net cash provided by operating activities plus adjusted EBITDA, net to EnLink Midstream Partners, LP, less interest expense, litigation settlement adjustment, interest rate swap proceeds, cash taxes and other, maintenance capital expenditures and the adjusted EBITDA of EnLink Midstream Holdings, LP.

The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP) with the exception of maintenance capital expenditures. Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of the assets and to extend their useful lives.

The Partnership and General Partner believe these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and prior-reported results and a meaningful measure of the Partnership’s and the General Partner’s cash flow after it has satisfied the capital and related requirements of its operations.

Adjusted EBITDA and distributable cash flow, as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of the Partnership’s and the General Partner’s performance. Furthermore, they should not be seen as a substitute for metrics prepared in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions made by the Partnership and the General Partner based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership and the General Partner believe are appropriate in the circumstances. These statements include, but are not limited to, statements about future financial and operating results, objectives, expectations and intentions that are not historical facts. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership and the General Partner, which may cause the Partnership’s and the General Partner’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include, but are not limited to, the failure to consummate the transactions, the risk that the Partnership does not complete its financing transactions to fund the transactions, the risk that the entities and assets to be acquired will not be successfully integrated or that such integration will take longer than expected, the risk that the entities and assets to be acquired will not perform as expected, the risk that the assets to be acquired fail to generate follow-on investment opportunities, the risk that the transaction does not result in expected synergies, the risk that EnLink fails to enter into an arrangement with Devon regarding minimum volume commitments, the risk that the Partnership fails to maintain its investment grade credit rating, the risk that the contemplated construction projects are not completed on time or at all, regulatory, economic and market conditions and other risks discussed in the Partnership’s and the General Partner’s filings with the Securities and Exchange Commission. The Partnership and the General Partner have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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